Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 of FS Investment Corporation of our report dated March 24, 2011, relating to our audit of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Philadelphia, Pennsylvania

October 20, 2011